Press Release

October 24, 2019	FOR IMMEDIATE RELEASE

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CTS Announces Third Quarter 2019 Results
Despite challenging market, stronger new business wins and progress on end market diversification
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced third quarter 2019 results.

•
Sales were $115.7 million, down 2.7% year-over-year. Sales to the transportation end market decreased 4.8%, and sales to other end markets increased 1.0%. The QTI acquisition, completed at the end of July, added $3.7 million of sales in the third quarter of 2019.

•	Net earnings were $2.7 million or $0.08 per diluted share, compared to $10.2 million or $0.30 in the third quarter of 2018.

•	Adjusted EPS was $0.29 per diluted share, compared to $0.39 in the third quarter of 2018. QTI impacted adjusted EPS unfavorably by $0.03.

•
Total Booked Business was $1.86 billion, up 2% compared to the third quarter of 2018. Included in Total Booked Business are new business wins of $147 million and a $55 million reduction for market softness.

“We are disappointed with our results in the quarter and are taking measures designed to improve our performance in this challenging economic environment,” said Kieran O’Sullivan, CEO of CTS Corporation. “We are pleased with the QTI acquisition, which complements our strategic direction to further diversify our end market profile, and we expect it to be accretive in 2020.”
2019 Guidance
Management is updating its 2019 guidance for sales from $470 - $490 million to $460 - $470 million, and for adjusted earnings per diluted share from $1.55 - $1.65 to $1.40 - $1.50.

Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the third quarter financial results. The dial-in number is 800-309-1256 (720-543-0314, if calling from outside the U.S.). The passcode is 399515. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EST)

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on Thursday, November 7, 2019. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The replay passcode is 6374325. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.
For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer
CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA
Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com
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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Net sales	$115,651	$118,859	$353,959	$350,410
Cost of goods sold	78,594	76,777	235,084	228,082
Gross Margin	37,057	42,082	118,875	122,328
Selling, general and administrative expenses	17,774	18,450	52,371	55,441
Research and development expenses	6,806	6,517	19,854	19,500
Restructuring charges	2,342	997	5,337	3,364
Loss (gain) on sale of assets	11	—	(111)	2
Operating earnings	10,124	16,118	41,424	44,021
Other income (expense):
Interest expense	(812)	(489)	(1,745)	(1,601)
Interest income	524	413	1,396	1,367
Other expense, net	(2,636)	(1,687)	(3,646)	(2,557)
Total other expense, net	(2,924)	(1,763)	(3,995)	(2,791)
Earnings before income taxes	7,200	14,355	37,429	41,230
Income tax expense	4,478	4,144	11,345	12,262
Net earnings	$2,722	$10,211	$26,084	$28,968
Earnings per share:
Basic	$0.08	$0.31	$0.80	$0.88
Diluted	$0.08	$0.30	$0.79	$0.86

Basic weighted – average common shares outstanding:	32,642	33,087	32,748	33,038
Effect of dilutive securities	425	562	417	542
Diluted weighted – average common shares outstanding:	33,067	33,649	33,165	33,580

Cash dividends declared per share	$0.04	$0.04	$0.12	$0.12

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	September 30,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$101,199	$100,933
Accounts receivable, net	80,789	79,518
Inventories, net	45,425	43,486
Other current assets	17,616	15,422
Total current assets	245,029	239,359
Property, plant and equipment, net	102,636	99,401
Operating lease assets, net	24,520	—
Other Assets
Prepaid pension asset	57,447	54,100
Goodwill	108,142	71,057
Other intangible assets, net	86,506	60,180
Deferred income taxes	20,990	22,201
Other	2,731	2,043
Total other assets	275,816	209,581
Total Assets	$648,001	$548,341
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$48,434	$51,975
Operating lease obligations	2,677	—
Accrued payroll and benefits	11,218	14,671
Accrued liabilities	38,222	37,347
Total current liabilities	100,551	103,993
Long-term debt	112,700	50,000
Long-term operating lease obligations	24,879	—
Long-term pension and other post-retirement obligations	6,294	6,510
Deferred income taxes	3,745	3,990
Other long-term obligations	4,638	5,919
Total Liabilities	252,807	170,412
Commitments and Contingencies
Shareholders’ Equity
Common stock	307,801	306,697
Additional contributed capital	42,849	42,820
Retained earnings	501,003	478,847
Accumulated other comprehensive loss	(95,718)	(97,739)
Total shareholders’ equity before treasury stock	755,935	730,625
Treasury stock	(360,741)	(352,696)
Total shareholders’ equity	395,194	377,929
Total Liabilities and Shareholders’ Equity	$648,001	$548,341

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP diluted earnings per share	$0.08	$0.30	$0.79	$0.86

Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.06	0.02	0.13	0.08
Foreign currency loss	0.08	0.04	0.08	0.06
Non-recurring costs of tax improvement initiatives	—	0.01	—	0.03
Non-recurring environmental charge	—	—	—	0.02
Non-cash pension expense	—	—	0.01	—
Transaction Costs	0.01	—	0.01	—
Discrete tax items	0.06	0.02	0.06	0.07
Adjusted diluted earnings per share	$0.29	$0.39	$1.08	$1.12

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Depreciation and amortization expense	$6,119	$5,388	$18,038	$16,349
Stock-based compensation expense	$1,157	$1,918	$3,950	$4,104

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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